Exhibit 99.1

OPERATING AGREEMENT

OF

Q2 BUSINESS CAPITAL, LLC

This Operating Agreement (this “Agreement”) of Q2 Business Capital, LLC (the “Company”) is made effective as of the 1st day of January, 2017 (the “Effective Date”), by and among First Savings Bank (the “Bank”), an Indiana-chartered commercial bank, Jonathan E. Handmaker and George M. Vredeveld, Jr.

WHEREAS, on February 2, 2017, the Bank caused the Company to file Articles of Organization with the Indiana Secretary of State – Business Services Division;

NOW, THEREFORE, the Bank and each of the above named individuals, intending to be legally bound, hereby agree as follows.

ARTICLE I – DEFINITIONS

Capitalized words and phrases used in this Agreement have the following meanings:

“Act” means the “Indiana Business Flexibility Act” (Indiana Code, Title 23, Article 18), as amended from time to time (or any corresponding provisions of succeeding law).

“Affiliate” means, with respect to any Person (i) any individual, corporation, limited liability company, partnership, trust or other legal entity directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person, or (iii) any individual who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least a majority of the directors, general partners, members or persons exercising similar authority with respect to such Person.

“Agreement” or “Operating Agreement” means this Operating Agreement, as amended from time to time, which shall constitute the operating agreement of the Company for all purposes of the Act. Words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

“Annual Budget” shall be as defined as set forth in Article XI, Section 4 of this Agreement.

“Annual Meeting” shall be as defined as set forth in Article IX, Section 7 of this Agreement.

“Arbitrator” shall be as defined as set forth in Article XIII of this Agreement.

“Articles” means the Articles of Organization filed with the Indiana Secretary of State – Business Services Division in accordance with the Act to organize the Company, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

“Average Loans” means the average of the unguaranteed portions of SBA 7(a) program loans in the Company’s portfolio for a given period.

“Bank” means First Savings Bank, an Indiana-chartered commercial bank.

“Bank Additional Capital Contribution” shall be as defined as set forth in Article III, Section 1 of this Agreement.

“Bank Managers” shall be as defined as set forth in Article IX, Section 2 of this Agreement.

“Bankruptcy” means, with respect to any Person, a “Voluntary Bankruptcy” or an “Involuntary Bankruptcy.” A “Voluntary Bankruptcy” means, with respect to any Person (i) the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, or (iii) corporate or other action taken by such Person to authorize any of the actions set forth above in this paragraph. An “Involuntary Bankruptcy” means, with respect to any Person, without the consent or acquiescence of such Person (i) the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, (ii) the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or (iii) without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within ninety (90) days.

“Board” shall be as defined and set forth in Article IX, Section 2 of this Agreement.

“Call Period” shall be as defined as set forth in Article V, Section 2 of this Agreement.

“Call Right” shall be as defined as set forth in Article V, Section 2 of this Agreement.

“Call Right Notice” shall be as defined as set forth in Article V, Section 2 of this Agreement.

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“Capital Account” shall be as defined as set forth in Article III, Section 2 of this Agreement.

“CEO” shall be as defined as set forth in Article IX, Section 5 of this Agreement.

“Change in Control” means the date upon which the earliest of the following occurs: (i) Merger: the Bank or FSFG merges into or consolidates with another Person, or merges another entity into the Bank or FSFG, and as a result, less than a majority of the outstanding voting power of the resulting corporation immediately after the merger or consolidation is held by Persons who were stockholders of the Bank or FSFG, respectively, immediately before such event; (ii) Change in voting stock: any Person, individually or with its Affiliate(s), acquires beneficial ownership of Bank or FSFG voting stock (whether or not newly issued shares) constituting more than fifty percent (50%) of the total voting power of the Bank or FSFG stock in a single transaction or a series of related transactions, (iii) Change in board composition: a majority of the Bank’s or FSFG’s board of directors is replaced during any twenty four (24) -month period for any reason, provided, however, that for purposes of this clause (iii), each director who is elected by the board (or nominated by the board for election by the stockholders) by a vote of at least a majority of the directors who were directors at the beginning of the two (2) -year period shall be deemed to have also been a director at the beginning of the period, or (iv) Sale of assets: the Bank or FSFG sells to an independent third party all or substantially all of its assets.

“Change in Control Notice” shall be as defined as set forth in Article V, Section 5 of this Agreement.

“Change in Control Distribution Notice” shall be as defined as set forth in Article III, Section 3 of this Agreement.

“Change in Control Distribution Period” shall be as defined as set forth in Article III, Section 3 of this Agreement.

“Change in Control Distribution Right” shall be as defined as set forth in Article III, Section 3 of this Agreement.

“Change in Control Sale Offer” shall be as defined as set forth in Article V, Section 6 of this Agreement.

“Closing” means the date upon which a transfer of membership interest(s) in accordance with Article V is consummated by the exchange of appropriate consideration for such transferred membership interest(s). The month end immediately preceding Closing shall be the date for which (i) the balance of Capital Account(s) for membership interest(s) transferred, (ii) the consideration to consummate the transfer, and (iii) the value of a share of FSFG common stock, if applicable, are determined for Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Company” means Q2 Business Capital, LLC, an Indiana limited liability company.

“Company Sale Option Period” shall be as defined as set forth in Article V, Section 3 of this Agreement.

“Company Sale Right” shall be as defined as set forth in Article V, Section 3 of this Agreement.

“Company Sale Right Notice” shall be as defined as set forth in Article V, Section 3 of this Agreement.

“Compete” means (i) providing Financial Products or Services on behalf of any Financial Institution located within the Territory, (ii) assisting any Financial Institution located within the Territory in providing Financial Products or Services, or (iii) inducing or attempting to induce any Person located within the Territory who is, was or could be a customer of the Company, Bank, FSFG or their Affiliates to seek Financial Products or Services from another Financial Institution.

“Confidential Information” means all of the confidential and proprietary information and trade secrets of the Company, Bank, FSFG and their Affiliates, in existence on the Effective Date or existing at any time during the term of this Agreement, including, but not limited to, (i) the whole or any portion or phase of any business plans, financial information, purchasing data, supplier data, accounting data, or other financial information, (ii) the whole or any portion or phase of any research and development information, design procedures, algorithms or processes, or other technical information, (iii) the whole or any portion or phase of any marketing or sales information, sales records, customer lists, prices, sales projections, or other sales information, and (iv) trade secrets, as defined from time to time by the laws of Indiana. The term “Confidential Information” shall not include information (i) which at the time of disclosure has been published or is otherwise in the public domain; (ii) which, after disclosure, becomes part of the public domain other than through a breach of this Agreement; (iii) which was known to the recipient prior to receipt from the Limited Members, provided such prior knowledge can be adequately substantiated; (iv) which becomes known to a recipient from a source which legally derives such information independently of the Limited Members under this Agreement; (v) which is freely disclosed by the Bank or FSFG to a third party without an obligation of confidentiality or nondisclosure; or, (vi) which is disclosed pursuant to law, regulation or lawful order or process.

“Delinquent Loans” means the total of the unguaranteed portions of SBA 7(a) program loans in the Company’s portfolio that are delinquent thirty (30) days or greater. For purposes of this definition, loans that are extended under the SBA’s statutory deferment program and standard operating procedures for a period of up to ninety (90) days shall not be considered “delinquent”.

“Distribution Right” shall be as defined as set forth in Article III, Section 3 of this Agreement.

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“Distribution Right Notice” shall be as defined as set forth in Article III, Section 3 of this Agreement.

“Effective Date” shall be as set forth in the Preamble.

“Employment Agreements” means the employment agreements executed between the Bank and the Limited Members as officers and/or employees of the Bank.

“Financial Institution” means any bank, savings association, or bank or savings association holding company, or any other institution, the business of which is engaging in activities that are financial in nature or incidental to such financial activities as described in Section 4(k) of the Bank Holding Company Act of 1956, excluding the Company, Bank, FSFG and their Affiliates.

“Financial Products or Services” means any product or service that a Financial Institution could offer by engaging in any activity that is financial in nature or incidental to such a financial activity under Section 4(k) of the Bank Holding Company Act of 1956 and that is offered by the Company, Bank, FSFG or their Affiliates, including but not limited to banking activities and activities that are closely related and a proper incident to banking.

“Fiscal Period” means a portion of a Fiscal Year.

“Fiscal Year” shall be as defined as set forth in Article VI, Section 1 of this Agreement.

“FSFG” means First Savings Financial Group, Inc., an Indiana corporation and the holding company for the Bank.

“GAAP” means accounting principles generally accepted in the United States of America.

“Good Reason” shall be as defined as set forth in Article XI, Section 8 of this Agreement.

“Impairment Notice” shall be as defined as set forth in Article XI, Section 8 of this Agreement.

“Indemnified Person” any officer, Manager, Member and any Affiliate of the Company or of a Member (where such Affiliate provides services for the benefit of the Company); each of their respective partners, officers, directors, shareholders, members or employees; any spouse, ancestor or lineal descendant of any individual Member; and such other Persons as the Members may designate from time to time.

“Initial Annual Budget” shall be as defined as set forth in Article XI, Section 4 of this Agreement.

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“Initial Credit Guidelines” shall be as defined as set forth in Article XI, Section 7 of this Agreement.

“Initial Managers” shall be as defined as set forth in Article IX, Section 2 of this Agreement.

“Involuntary Termination” shall be as defined as set forth in Article V, Section 5 of this Agreement.

“Involuntary Termination Sale Offer” shall be as defined as set forth in Article V, Section 5 of this Agreement.

“Involuntary Termination With Cause” shall be as defined as set forth in Section 3.2 of the Employment Agreements.

“Involuntary Termination Without Cause” shall be as defined as set forth in Section 3.4 of the Employment Agreements.

“Limited Members” means Jonathan E. Handmaker and George M. Vredeveld, Jr.

“Limited Members Managers” shall be as defined as set forth in Article IX, Section 2 of this Agreement.

“Liquidator” means (i) the Board, provided that all actions by the Board as Liquidator shall be only by unanimous written consent of all Managers, or (ii) such independent third party as unanimously appointed in writing by the Members, acting in its capacity of liquidating trustee of the Company.

“Majority in Interest” means, at any given point in time, the Managers that then represent more than fifty percent (50%) of the composition of the Board.

“Manager” shall be as defined as set forth in Article IX, Section 2 of this Agreement.

“Member” means the Bank and the Minority Members; and “Members” means all such Persons.

“Minority Members” means the Limited Members, and any Person to whom a Limited Member may transfer all or portion of his membership interest in the Company, provided that such Person, if any, is admitted as an additional Member in accordance with the terms and conditions of this Agreement, as provided for herein.

“Minority Member Sale Offer” shall be as defined as set forth in Article V, Section 3 of this Agreement.

“Minority Member Sale Offer Notice” shall be as defined as set forth in Article V, Section 3 of this Agreement.

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“Monthly Overhead” shall be as defined as set forth in Article XI, Section 6 of this Agreement.

“Name” shall be as defined as set forth in Article II, Section 1 of this Agreement.

“Net Charge-Offs” means the total of credit-related losses in excess of recoveries for the unguaranteed portions of SBA 7(a) program loans in the Company’s portfolio for a given period.

“Nonperforming Loans” means the total of the unguaranteed portions of SBA 7(a) program loans in the Company’s portfolio that are on nonaccrual status or delinquent ninety (90) days or greater and still accruing interest.

“Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

“President” shall be as defined as set forth in Article IX, Section 5 of this Agreement.

“Primary Purpose” shall be as defined as set forth in Article II, Section 2 of this Agreement.

“Principal Place of Business” shall be as defined as set forth in Article II, Section 3 of this Agreement.

“Property” means all real and personal property owned or acquired by the Company and shall include both tangible and intangible property.

“Quarterly Meeting” shall be as defined as set forth in Article IX, Section 7 of this Agreement.

“SBA” means the U.S. Small Business Administration.

“Significant Impairment” shall be as defined as set forth in Article XI, Section 8 of this Agreement.

“Super Majority Consent” means the affirmative vote or consent, determined in accordance with the terms and conditions of this Agreement, of more than eighty percent (80%) of the Managers of the Board (“Super Majority Consent of the Board”), or of the holders of more than eighty percent (80%) of the total membership interest in the Company (“Super Majority Consent of the Members”), as the case may be, at the time of the consent, unless otherwise expressly provided in the Agreement.

“Tax Distribution(s)” shall be as defined as set forth in Article III, Section 3 of this Agreement.

“Tax Distribution Dates” shall be as defined as set forth in Article III, Section 3 of this Agreement.

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“Tax Rate” means forty percent (40%).

“Termination” shall be as defined as set forth in Article V, Section 4 of this Agreement.

“Termination Sale Offer” shall be as defined as set forth in Article V, Section 4 of this Agreement.

“Territory” shall mean the area within a twenty-five (25) mile radius of any office of the Bank, provided, however, that the term “Territory” shall not extend to any area outside of the State of Indiana.

“Total Loans” means the total of the unguaranteed portions of SBA 7(a) program loans in the Company’s portfolio.

“Voluntary Termination With Good Reason” shall be as defined as set forth in Section 3.4 of the Employment Agreements.

“Voluntary Termination Without Good Reason” shall be as defined as set forth in Section 3.3 of the Employment Agreements.

ARTICLE II – THE COMPANY

Section 1.          Name.

The “Name” of the Company is: Q2 Business Capital, LLC.

All business of the Company shall be conducted in the Name or in such other name as the Members may designate.

Section 2.          Purpose; Powers.

The “Primary Purpose” of the Company is to originate, purchase, invest in, and sell loans, or portions thereof, originated under one or more lending programs administered by the U.S. Small Business Administration. The Company may, from time to time, engage in other activities, as determined by the Board consistent with the Articles and this Agreement.

The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company. However, the Company shall not engage in any of the non-exclusive, non-exhaustive list of prohibited activities outlined in Article IX, Section 4.

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Section 3.          Principal Place of Business; Agent for Service of Process.

The “Principal Place of Business” of the Company shall be located at such place as is determined by the Board.

The initial registered office of the Company in the State of Indiana is:

501 E. Lewis & Clark Parkway

Clarksville, IN 47129

The Company may maintain other offices, as determined by the Board.

Section 4.          Term.

The term of the Company commenced on the date the Articles were filed in the Indiana Secretary of State – Business Services Division, in accordance with the Act. The Members intend that the existence of the Company shall be perpetual until dissolved in accordance with this Agreement and the Act.

Section 5.          Title to Property.

At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member. All Property owned by the Company shall be owned by the Company as an entity, and no Member shall have any ownership interest in such Property in its corporate or individual name, as applicable, and each Member’s interest in the Company shall be personal property for all purposes. All assets generated by or obtained on behalf of the efforts of the Company shall be Property of the Company, including, but not limited to, legal ownership of all loans originated in accordance with the powers expressed in Article II, Section 2, whether in the name of the Bank or any Affiliate thereof, and recorded on a core operating system other than the Company’s. Legal ownership of any such loans originated in the name of the Bank or any Affiliate thereof shall be assigned to the Company through use of one or more assignment forms, as amended from time to time, sufficient to legally convey all of the Bank’s and Affiliate’s right, title and interest in one or more such loans to the Company.

Section 6.          Payments of Individual Obligations.

The Company’s credit and Property shall be used solely for the benefit of the Company, and no Property shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

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ARTICLE III – CAPITAL ACCOUNTS, CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

Section 1.          Capital Contributions.

As of the Effective Date, the Bank and the Limited Members have made an aggregate initial cash capital contribution to the Company of one thousand dollars ($1,000), as follows:

Name	Contribution Amount	Membership Interest
First Savings Bank	$510.00	51.0%
Jonathan E. Handmaker	$245.00	24.5%
George M. Vredeveld, Jr.	$245.00	24.5%

The Bank shall maintain at least a 51% membership interest in the Company at all times during which it maintains a membership interest in the Company.

The Members shall not be required to make any additional capital contributions to the Company, unless such is (i) required in writing by the Bank’s federal or state regulators or (ii) approved in writing by a Super Majority Consent of the Members. In the event that additional capital contributions to the Company are required or approved pursuant to this Article III, Section 1, the Bank shall contribute the first four million dollars ($4,000,000) (the “Bank Additional Capital Contribution”), provided, however, that any Bank Additional Capital Contribution shall not result in the issuance of additional membership interests in the Company or be taken into account in any adjustment of the Members’ respective percentage membership interests and it shall have no adverse tax consequences to or upon the Minority Members. Additional capital contributions in excess of the Bank Additional Capital Contribution shall be made by the Members in proportion to each Member’s proportional membership interest immediately preceding such additional capital contributions in order that each Minority Member shall maintain his, her or its respective ownership of the Company, and any additional capital contributions pursuant to this Article III, Section 1 would not dilute the membership interests of the Minority Members immediately preceding additional capital contributions.

Absent a Super Majority Consent of the Members, no Member shall be entitled to withdraw any part of such Member’s capital contributions to the Company, except as provided in Article III, Section 3; Article V and Article XII. No Member shall be entitled to demand or receive any Property from the Company other than cash, except as otherwise expressly provided for herein.

Section 2.          Capital Accounts.

There shall be established on the books of the Company a capital account for each Member (“Capital Account(s)”). It is the intention of the Members that such Capital Account be maintained in accordance with GAAP, and this Agreement shall be so construed. Accordingly, the agreed value of the initial Capital Account contribution of each Member shall be credited to such Member’s Capital Account. Each Member’s Capital Account shall be: (a) increased by (i) any cash or the fair market value of any additional property contributed by such Member (net of any liabilities assumed by the Company or to which the contributed property is subject), and (ii) the amount of all net income (whether or not exempt from tax) allocated to such Member in accordance with Article VI, Section 3; and (b) decreased by (i) the amount of all net losses allocated to such Member in accordance with Article VI, Section 3, and (ii) the amount of cash, and the fair market value of Property (net of any liabilities assumed by such Member or to which the distributed Property is subject) distributed to such Member in accordance with Article III, Section 3 or Article XII, Section 4.

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If any, but not all, of the Members transfer all or any portion of their respective membership interests in accordance with Article V, Section 1, hereof, then the Capital Account of the transferor Member shall become the Capital Account of the transferee to the extent of the membership interest transferred.

The foregoing provisions of this Article III, Section 2 and the other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with GAAP, and shall be interpreted and applied in a manner consistent with GAAP.

Section 3.          Distributions.

The declaration and payment of any distributions, other than those specifically provided for in this Agreement, shall be as permitted by law, consistent with the Company’s obligations to its creditors, made from cash available for distribution from the Company, subject to the receipt of any required regulatory approval (if needed) and subject to the Super Majority Consent of the Board, which shall not be unreasonably withheld, conditioned or delayed.

Except as otherwise provided in this Agreement, any distributions shall be allocated in proportion to each Member’s proportional membership interest in the Company and not in proportion to each Member’s Capital Account balance.

To the extent permitted by law, consistent with the Company’s obligations to its creditors, the Board shall approve and the Company shall make Tax Distributions on or before January 15, April 15, July 15 and October 15 of each Fiscal Year (the “Tax Distribution Dates”) and as provided in the fourth paragraph of this Article III, Section 3. The aggregate amount of the distributions made to Members with respect to any given Tax Distribution Date shall be the product of (i) the Company’s estimated federal taxable income under the provisions of the Code for the Fiscal Period ending on the last day of the calendar month immediately preceding the Tax Distribution Date and commencing on the first day of the calendar month that includes the immediately previous Tax Distribution Date, multiplied by (ii) the applicable Tax Rate (“Tax Distribution(s)”). Notwithstanding the foregoing, to the extent the Company has had an estimated federal taxable loss for any prior Fiscal Period in that Fiscal Year, the Tax Distributions shall be reduced by that portion of the loss remaining after reducing taxable income for prior Fiscal Periods in the Fiscal Year for the loss. Each Member shall receive a Tax Distribution proportional to the amount of federal taxable income to be allocated to the Member in accordance with Article VI and Article VIII.

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If any income tax return of the Company, as a result of an audit or otherwise, reflects items of income, gain, loss, or deduction that are different than the amounts estimated in accordance with the third paragraph of this Article III, Section 3, with respect to a Fiscal Year in a manner that results in additional income or gain of the Company being allocated to the Members, an additional Tax Distribution shall be made under the principles of the third paragraph of this Article III, Section 3 to the Members (or former Members) who are allocated the additional income or gain, except that (i) the last day of the calendar month in which the adjustment occurs shall be treated as a tax distribution date, and (ii) the amount of the additional income or gain shall be treated as the Company’s federal taxable income.

Any Member may, in its sole discretion, waive receipt of its portion of any Tax Distributions pursuant to this Article III, Section 3. Any such waiver shall not affect such Member’s membership interest in the Company in any way.

Each Member acknowledges and agrees that the Company may reduce the amount of any distributions pursuant to this Article III, Section 3 to such Member by any amount owed by such Member to the Company. The Members agree that payments of any offset amount in accordance with this Article III, Section 3 shall be deemed to have been distributed to such Member for all purposes of this Agreement and then paid by such Member to the Company.

Notwithstanding any provision in this Agreement requiring otherwise, except provisions in this seventh and the eighth paragraph of this Article III, Section 3, at any time subsequent to September 30, 2020, each Minority Member shall have the right, but not the obligation, in his or her sole and absolute discretion, subject only to the receipt of any required regulatory approval (if needed), to require the Board to declare and make distributions from the Company to such Minority Member in full or partial amount, at any time, up to and not exceeding one (1.0) times such Minority Member’s Capital Account balance at the month end immediately preceding the date of distribution (the “Distribution Right”).

If a Minority Member elects to exercise the Distribution Right, such Minority Member must notify the Secretary of the Board of his or her election in accordance with Article XVI, Section 12, not less than ten (10) business days prior to the Board’s next regularly scheduled meeting, and set forth a reasonably detailed explanation of the estimated distribution amount for such Minority Member (the “Distribution Right Notice”). The Company shall have thirty (30) days from the declaration of the distribution, which shall occur at the first regularly scheduled Board meeting following timely receipt of the Distribution Right Notice, to make such distribution. In the event that distributions pursuant to the seventh and this eighth paragraph of this Article III, Section 3 occur, the Bank shall be wholly responsible for recapitalizing the Company as may be required by the Board, the Bank’s board of directors or the Bank’s federal or state regulators. In the event that a Change in Control Notice has been delivered to the Limited Members pursuant to Article V, Section 5 the provisions of this Article III, Section 3 regarding such shall be deemed void and unenforceable on their terms until such time it is determined that a Change in Control as contemplated in such Change in Control Notice shall not occur.

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In the event of a Change in Control where the Minority Members retain membership interests in the Company following the Change in Control, for a period of one hundred and eighty (180) days subsequent to the closing of the Change in Control (the “Change in Control Distribution Period”), the Limited Members shall have the right, but not the obligation, in their sole and absolute discretion, subject only to unanimous consent of the Limited Members and the receipt of any required regulatory approval (if needed), to require the Board to declare and make distributions from the Company to each, but not less than all, the Minority Members equal to one (1.0) times the balance of each Minority Member’s Capital Account at the month end immediately preceding the date of distribution (collectively, the “Change in Control Distribution Right”).

If the Limited Members elect to exercise the Change in Control Distribution Right, the Limited Members must notify the Secretary of the Board of such election in accordance with Article XVI, Section 12, during the Change in Control Distribution Period and not less than ten (10) business days prior to the Board’s next regularly scheduled meeting, and must set for a reasonably detailed explanation of the estimated distribution amount for each Minority Member (the “Change in Control Distribution Notice”). The Company shall have thirty (30) days from the declaration of the distribution, which shall occur at the first regularly scheduled Board meeting following timely receipt of the Change in Control Distribution Notice, to make such distribution. In the event that distributions pursuant to the ninth and this tenth paragraph of this Article III, Section 3 occur, the successor of the Bank shall be wholly responsible for recapitalizing the Company as may be required by the Board, the successor bank’s board of directors or the successor bank’s federal or state regulators. After expiration of the Change in Control Distribution Period, unless exercised by the Limited Members in accordance with this Article III, Section 3, the Change in Control Distribution Right shall expire and the provisions of this Article III, Section 3 regarding such shall be deemed void and unenforceable on their terms.

ARTICLE IV – ADMISSION OF ADDITIONAL MEMBERS

Subject to approval of the Board, which shall not be unreasonably withheld, conditioned or delayed, the Limited Members may admit additional members to the Company as they deem appropriate, provided, however, that such additional members must be active employees, officers or Limited Member Managers, other than the Limited Members, of the Company. If the Limited Members determine to admit additional members to the Company, such additional members shall be bound by this Agreement, any of the provisions of which may be amended or modified to take into account such additional members as agreed by the Limited Members and the additional members. The addition of an additional member shall not reduce the Bank’s membership interest in the Company in any way.

ARTICLE V – TRANSFER OR DISPOSITION OF MEMBERSHIP INTERESTS;

SALE OR DISPOSITION OF THE COMPANY

Section 1.          Permitted Transfers by Limited Members.

With the prior consent of the Bank, which shall not be unreasonably withheld, conditioned or delayed, a Limited Member may transfer all or part of his membership interest to trusts, immediate family members, or other related Persons controlled by a Limited Member, provided that the transferee agrees in writing to be subject to the same restrictions as the Limited Member.

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The Limited Members may transfer up to, but not to exceed, ten percent (10%) of their membership interests to certain members of the Company’s management team and Limited Member Managers that are admitted as additional Members in accordance with Article IV.

Section 2.          Bank’s Call Right.

Beginning on July 1, 2020 and ending on September 30, 2020 (the “Call Period”), the Bank shall have the option, but not the obligation, to purchase all (but not less than all) of the membership interests of the Minority Members, at a price (for each Minority Member) equal to one (1.0) times any Tax Distributions that were previously waived by each Minority Member and any additional capital contributions made by the Minority Members in accordance with Article III, Section 1, and one and a half (1.5) times the balance of each Minority Member’s Capital Account (less any aforementioned previously waived Tax Distributions and additional capital contributions), which shall be paid by the Company to the Minority Member(s) at time of Closing (collectively, the “Call Right”).

If the Bank elects to exercise the Call Right, the Bank must notify the affected Minority Members of such election in accordance with Article XVI, Section 12 and must set forth (i) the membership interest of each Minority Member (not less than all Minority Members) being purchased by the Bank, (ii) the anticipated date of Closing, and (iii) a reasonably detailed explanation of the estimated purchase price calculation (the “Call Right Notice”). Closing shall be as soon as administratively possible following September 30, 2020 and no later than December 31, 2020, provided, however, that the Bank shall receive and the Minority Members shall reasonably provide the Bank a delay of Closing not to exceed February 28, 2021 should the Bank, acting in good faith, encounter delays in Closing that are beyond the Bank’s control. Notwithstanding the above, Closing may be extended beyond February 28, 2021 by a Super Majority Consent of the Members. The Bank shall pay cash to the Minority Members for the purchase, unless the parties agree otherwise to settle the Call Right (partially or in full) in shares of common stock of FSFG, which shall be in writing.

If the parties agree that the purchase will entail common stock of FSFG, the value of a share of FSFG common stock shall equal the closing price as reported on the national securities exchange on which the shares are traded. If the shares of FSFG common stock are not traded on a national securities exchange, the value of a share of FSFG common stock shall equal the average of the closing bid and ask prices as quoted on a national quotation system or, if such quotations are unavailable, as determined by an independent third party as agreed to by a Super Majority Consent of the Members.

Within thirty (30) days of receipt of the Call Right Notice, each of the Minority Members shall furnish to the Bank instructions for remitting payment at Closing. Any cash payment shall be satisfied by wire transfer of immediately available funds to the bank account(s) and any stock payment shall be satisfied by the electronic delivery of FSFG common stock to the brokerage account(s) specified by each Minority Member in response to the Call Right Notice. After expiration of the Call Period, unless exercised by the Bank in accordance with this Article V, Section 2, the Call Right shall expire and the provisions of this Article V, Section 2 shall be deemed void and unenforceable on their terms.

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Section 3.          Minority Members’ Options and Other Rights.

At any time from the expiration of the Call Right through December 31, 2021 (the “Company Sale Option Period”) and subject to the receipt of any required regulatory approval (if needed), the Limited Members shall have the option, subject to unanimous consent of the Limited Members, but not the obligation, to market for sale of 100% of the membership interests of the Company to any other Persons permitted in this Article V, Section 3 at a price of not less than one and a half (1.5) times the collective balance of all Capital Accounts of the Members, which shall be paid to the Members at Closing (collectively, the “Company Sale Right”). The Limited Members may exercise the Company Sale Right with respect to any Persons except Financial Institutions residing within a twenty-five (25) mile radius of any office of the Bank or FSFG located within the State of Indiana at September 30, 2020, provided, however, that the offices of the Bank or FSFG shall not mean to include offices of the Company.

If the Limited Members elect to exercise the Company Sale Right, the Limited Members must notify the Bank in accordance with Article XVI, Section 12 prior to engaging in conversations with any Person(s) for the purpose of marketing the membership interests of the Company (the “Company Sale Right Notice”) and shall abide by the provisions of Article XIV with respect to any conversations with any Person(s). Within thirty (30) days of receipt of the Company Sale Right Notice, the Bank and Limited Members shall collectively engage an investment banker or other professional, which shall be selected by a Super Majority Consent of the Members, for the purpose of marketing the Company for sale. Closing shall be as soon as administratively possible following September 30, 2020 and no later than June 30, 2022. Notwithstanding the above, Closing may be extended beyond June 30, 2022 by a Super Majority Consent of the Members. No Member(s) shall share disproportionately in the premium paid by the purchaser for each Member’s Capital Account. Each Member may elect to receive differing forms of consideration offered by the purchaser for the consummation of the sale of the Company; however, the form of aggregate consideration to be received shall be agreed upon by Super Majority Consent of the Members, which shall not be unreasonably withheld, conditioned or delayed.

Notwithstanding the above, in the event that a Change in Control Notice has been delivered to the Limited Members pursuant to Article V, Section 5, the provisions of the first and second paragraphs of this Article V, Section 3 shall be deemed void and unenforceable on their terms. After expiration of the Company Sale Option Period, unless a definitive agreement for sale of the Company has been executed in such period, the Company Sale Right shall expire and the provisions of this Article V, Section 3 shall be deemed void and unenforceable on their terms. Each party shall act in good faith in compliance with the provisions and requirements as set forth in this Article V, Section 3.

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Notwithstanding the above provisions of this Article V, Section 3, each Minority Member may offer to sell all or a portion of his or her membership interests to only the Bank at any time prior to October 1, 2020 at a price to be mutually agreed to in writing by the parties (the “Minority Member Sale Offer”). The selling Minority Member must notify the Bank of his or her offer to sell the membership interest(s) in accordance with Article XVI, Section 12 and must set forth (i) the membership interests to be sold by the Minority Member, (ii) a preferred date of Closing, and (iii) a reasonably detailed explanation of the sale price calculation and preferred form of consideration to be received (the “Minority Member Sale Offer Notice”). The Bank, in its sole discretion and subject to the receipt of any required regulatory approval (if needed), may accept or decline the offer. Within thirty (30) days of receipt of the Minority Member Sale Offer Notice, the Bank shall respond in writing to accept, decline or negotiate the terms of the Minority Member Sale Offer Notice and to establish Closing, which shall not be later than sixty (60) days from the Bank’s written acceptance of the Minority Member Sale Offer. If no written notice of acceptance by the Bank is provided to the selling Minority Member, then the absence of such shall be deemed as a decline. If the Bank elects to accept the Minority Member Sale Offer, it shall pay cash to the Minority Member for the purchase, unless the parties agree otherwise to settle the Minority Member Sale Offer (partially or fully) in shares of common stock of FSFG, which shall be in writing.

If the parties agree that the purchase will entail common stock of FSFG, the value of a share of FSFG common stock shall equal the closing price as reported on the national securities exchange on which the shares are traded. If the shares of FSFG common stock are not traded on a national securities exchange, the value of a share of FSFG common stock shall equal the average of the closing bid and ask prices as quoted on a national quotation system or, if such quotations are unavailable, as determined by an independent third party as mutually agreed by the selling Minority Member and Bank.

Within thirty (30) days of Closing, the selling Minority Member shall furnish to the Bank instructions for remitting payment at Closing. Any cash payment shall be satisfied by wire transfer of immediately available funds to the bank account(s) and any stock payment shall be satisfied by the electronic delivery of FSFG common stock to the brokerage account(s) specified by the selling Minority Member. If the Bank elects to decline the Minority Member Sale Option for any reason, the Minority Member may only sell his or her membership interest in accordance with this Article V, Sections 2, 3, 4, 5 and 6.

Section 4.          Transfers upon Termination of Service With Cause or Without Good Reason.

Notwithstanding the provisions of Article V, Section 3, if a Minority Member other than a Limited Member affiliated with the Company or the Bank other than in his or her membership interest in the Company, whether an officer, employee or Manager, is terminated or terminates such affiliation with the Company or Bank for any reason, or if a Limited Member affiliated with Bank as an officer or employee is terminated or terminates such affiliation with the Bank due to an “Involuntary Termination With Cause” or a “Voluntary Termination Without Good Reason” as defined in the Employment Agreements between such Limited Member and the Bank, any time before October 1, 2020 (in all cases, “Termination”), such Minority Member (including a Limited Member) shall offer his or her membership interest for sale at a price equal to one (1.0) times the balance of his or her Minority Member’s Capital Account balance at the date of Termination (the “Termination Sale Offer”). The Limited Members then affiliated with the Company shall have the first option to accept the Termination Sale Offer, followed by the Bank (second option) and then followed by other Minority Members then affiliated with the Company as an officer or employee (third option).

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Within sixty (60) days of Termination, the eligible Limited Members shall respond in writing to accept or decline the Termination Sale Offer. The Bank shall have the lesser of sixty (60) days from the date the Limited Members decline the Termination Sale Offer or one hundred and twenty (120) days from the date of Termination to respond in writing to accept or decline the Termination Sale Offer. The eligible Minority Members shall have the lesser of sixty (60) days from the date the Bank declines the Termination Sale Offer or one hundred and twenty (180) days from the date of Termination to respond in writing to accept or decline the Termination Sale Offer. Closing shall be established in any written acceptance of the Termination Sale Offer and shall not be later than sixty (60) days from the written acceptance of the Termination Sale Offer. If no written notice of acceptance is provided to the selling Minority Member prior to the expiration of each period set forth above in this paragraph, then the absence of such shall be deemed as a decline as of the expiration of each period set forth above in this paragraph. If the Termination Sale Offer is accepted, the purchaser shall pay cash to the Minority Member for the purchase, unless the Bank is the purchaser and the selling Minority Member and Bank agree otherwise to settle the Termination Sale Offer (partially or fully) in shares of common stock of FSFG, which shall be in writing.

If the parties agree that the purchase will entail common stock of FSFG, the value of a share of FSFG common stock shall equal the closing price as reported on the national securities exchange on which the shares are traded. If the shares of FSFG common stock are not traded on a national securities exchange, the value of a share of FSFG common stock shall equal the average of the closing bid and ask prices as quoted on a national quotation system or, if such quotations are unavailable, as determined by an independent third party as mutually agreed by the selling Minority Member and Bank.

Within thirty (30) days of Closing, the selling Minority Member shall furnish to the purchaser instructions for remitting payment at Closing. Any cash payment shall be satisfied by wire transfer of immediately available funds to the bank account(s) and any stock payment shall be satisfied by the electronic delivery of FSFG common stock to the brokerage account(s) specified by the selling Minority Member. If the Termination Sale Offer is not accepted by the eligible Limited Members, the Bank or eligible Minority Members, then the terminated Minority Member may only sell his or her membership interest in accordance with Article V, Sections 2, 3, 4, 5 and 6.

In the event Termination occurs as a result of Sections 3.2(8) or (9) of the Employment Agreements, the provisions of this Article V, Section 4 shall be deemed void and unenforceable on their terms.

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Section 5.          Transfers due to Involuntary Termination Without Cause or Voluntary Termination With Good Reason.

Notwithstanding the provisions of Article V, Sections 3 and 4, if a Limited Member affiliated with the Bank as an officer or employee is terminated or terminates such affiliation with the Bank due to an “Involuntary Termination Without Cause” or a “Voluntary Termination With Good Reason”, as defined in the Employment Agreements between such Limited Member and the Bank, any time before October 1, 2020 (in either case, an “Involuntary Termination”), such Limited Member may offer his or her membership interest for sale to the Bank at a price equal to one and a half (1.5) times the balance of his or her Limited Member’s Capital Account balance at the date the Involuntary Termination (the “Involuntary Termination Sale Offer”). Upon receipt of the Involuntary Termination Sale Offer, the Bank shall be obligated, subject to the receipt of any required regulatory approval (if needed), to accept the offer and shall respond in writing to establish Closing, which shall not be later than sixty (60) days from the Bank’s receipt of the Involuntary Termination Sale Offer. The Bank shall pay cash to the Limited Member for the purchase, unless the parties agree otherwise to settle the Involuntary Termination Sale Offer (partially or fully) in shares of common stock of FSFG, which shall be in writing.

If the parties agree that the purchase will entail common stock of FSFG, the value of a share of FSFG common stock shall equal the closing price as reported on the national securities exchange on which the shares are traded. If the shares of FSFG common stock are not traded on a national securities exchange, the value of a share of FSFG common stock shall equal the average of the closing bid and ask prices as quoted on a national quotation system or, if such quotations are unavailable, as determined by an independent third party as mutually agreed by the selling Limited Member and Bank.

Within thirty (30) days of Closing, the selling Limited Member shall furnish to the Bank instructions for remitting payment at Closing. Any cash payment shall be satisfied by wire transfer of immediately available funds to the bank account(s) and any stock payment shall be satisfied by the electronic delivery of FSFG common stock to the brokerage account(s) specified by the selling Limited Member.

In the event of Voluntary Termination With Good Reason occurs as a result of Section 3.4(6) of the Employment Agreements, the provisions of this Article V, Section 5 shall be deemed void and unenforceable on their terms.

Section 6.          Change in Control.

In the event the Bank or FSFG engage an investment banker to represent the sale of the Bank or FSFG prior to October 1, 2020, the Bank shall notify the Limited Members, within thirty (30) days of such engagement, in accordance with Article XVI, Section 12 and must set forth (i) name of the engaged investment bank, (ii) the amount and type of the interest considered for transfer, (iii) the proposed amount and form of consideration, and terms and conditions of payment considered, and (iv) the potential acquiring Person(s), as applicable (the “Change in Control Notice”). Furthermore, the Bank shall permit the Limited Members to have discussions with the engaged investment banker and potentially acquiring Person(s) for the sole purpose of representing the sale of the Minority Members’ membership interests, provided, however, that the potentially acquiring Person(s) (once selected by the Bank or FSFG) has desire to engage in discussions with the Limited Members for such purpose. The decision to have such discussions with the engaged investment banker and potentially acquiring Person(s) for the stated purpose shall be at the Limited Members’ sole and absolute discretion, subject only to unanimous consent of the Limited Members and the desire of the potentially acquiring Person(s). The Limited Members shall have the sole and absolute discretion, subject only to unanimous consent of the Limited Members, to offer for sale all Minority Members’ membership interests to a potentially acquiring Person(s) of the Bank or FSFG, as a result of a Change in Control occurring prior to October 1, 2020.

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The provisions of this Article V, Section 5 shall inure to the benefit of the successors and assigns of FSFG and the Bank in the event of a Change in Control, in accordance with Article XVI, Section 4.

Section 7.          Sale or Disposition of the Company.

The Members, upon a Super Majority Consent of the Members, may sell or dispose of the Company to any Person, for any reason and at any time, subject to the receipt of any required regulatory approval (if needed).

ARTICLE VI – PROFIT, LOSS, INCOME AND DEDUCTIONS

Section 1.          Fiscal Year. The fiscal year of the Company shall end on September 30 (“Fiscal Year”), and shall be composed of four quarters, ending on March 31, June 30, September 30 and December 31.

Section 2.          Determination of Profit and Loss. The profit and loss of the Company shall be determined in accordance with GAAP. An accounting shall be made for each Fiscal Year by the external accountants employed by FSFG as soon as possible after the close of each such Fiscal Year to determine the profit or loss of the Company, which shall be credited or debited, as the case may be, to the Members.

Section 3.          Allocation of Profits, Losses and Deductions.

The profits, losses and deductions of the Company shall be allocated to the Members in proportion to each Member’s proportional membership interest in the Company and not in proportion to each Member’s Capital Account balance.

Notwithstanding the foregoing, there shall be a special allocation of one hundred percent (100%) of the profits, losses and deductions of the Company to the Bank, beginning on the Effective Date and until such time the cumulative net profits of the Company, determined in accordance with GAAP, amount to $2,005,600. Following the special allocation up to such amount, the profits, losses and deductions of the Company thereafter shall be allocated to the Members as set forth in the preceding paragraph of this Article VI, Section 3.

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Section 4.          Allocations in Event of Transfer, Admission of New Member, Etc. In the event that any Member’s membership interest changes at any time other than at the end of a Fiscal Year, including, but not limited to, as a result of (i) the transfer of all or any part of an Member’s membership interest (in accordance with the provisions of this Agreement), (ii) the admission of a new Member, or (iii) disproportionate capital contributions, such Member’s shares of the Company’s income, gain, loss, deductions and credits, as computed both for accounting purposes and for Federal income tax purposes, shall be allocated using the interim closing of the books method as of the month end immediately preceding the change in memberships interests.

ARTICLE VII – ACCOUNTING, REPORTS AND INCOME TAX RETURNS

Section 1.          Books and Records. The Company shall maintain full and accurate books of the Company at the Bank’s main office with a duplicate copy retained at the Principal Place of Business, showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company’s business and affairs, including, but not limited to, those sufficient to record the allocations and distributions provided for in Articles VI and XII. Each Member, at its sole cost and expenses, shall have the right, personally or by the Member’s duly authorized representative of its own choosing, to examine such books and records at the Bank’s main office or the Principal Place of Business during normal business hours, and to make copies and/or excerpts therefrom.

Section 2.          Reports to Members. The Company shall provide to each Member the following information:

(a)        As soon as available, but no later than thirty (30) days after the end of each quarterly accounting period in each Fiscal Year (other than any quarterly accounting period ending on the last day of a Fiscal Year), (i) unaudited balance sheets of the Company presenting amounts for that quarter ended, the prior Fiscal Year ended and the prior Fiscal Year’s comparative quarter ended, (ii) unaudited income statements of the Company presenting amounts for that quarter to date, the prior Fiscal Year’s comparative quarter to date, the current Fiscal Year’s fiscal year to date and the prior Fiscal Year’s comparative fiscal year to date, (iii) an unaudited statement of changes in Members’ capital of the Company presenting amounts for the current Fiscal Year period, and (iv) an unaudited statement of changes for each Member’s Capital Account presenting amounts for the current Fiscal Year period. Such financial statements shall be prepared in accordance with GAAP, subject to the absence of footnote disclosures and to normal Fiscal Year-end adjustments, and may provide an explanation of any material differences between current and prior reporting periods.

(b)        As soon as available, but no later than January 1 of the calendar year following the close of a given Fiscal Year, (i) unaudited balance sheets of the Company presenting amounts for that Fiscal Year ended and the prior Fiscal Year ended, (ii) unaudited income statements of the Company presenting fiscal year to date amounts for that Fiscal Year ended and the prior Fiscal Year ended, (iii) an unaudited statement of changes in Members’ capital of the Company presenting amounts for that Fiscal Year ended, and (iv) an unaudited statement of changes for each Member’s Capital Account presenting amounts for that Fiscal Year ended. Such financial statements shall be prepared in accordance with GAAP, subject to the absence of footnote disclosures.

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(c)        As soon as available, but no later than thirty (30) days after the due date (including extensions) for a given tax year, the tax returns for the Company, as set forth in Section 3 below.

(d)        As soon as available, but no later than January 1 of the calendar year following the close of a given Fiscal Year, the estimated operating and capital budgets of the Company for the subsequent Fiscal Year prepared in accordance with Article XI, Section 4; and

(e)        Other financial information as each Member may reasonably request in writing.

Section 3.          Tax Returns. The Company shall prepare, or cause to be prepared, and timely file, or cause to be filed, on or before the due date (including extensions), all Federal, state and local income tax returns and information returns, if any, which the Company is required to file. The Company shall prepare and file with appropriate government authorities any reports required to be filed by it with such authorities. The tax returns, information returns and any other government required reports shall be prepared in accordance with the Code, applicable federal, state and local government laws, and the intent of this Agreement. All expenses incurred in connection with such tax returns, information returns and any other government required reports set forth in this Article VII, Section 3, shall be at the sole cost and expense of the Company.

ARTICLE VIII – INCOME TAX ELECTIONS AND DISTRIBUTIVE SHARES

Section 1.          Partnership Tax Treatment.

It is the intention of the Members that the Company be treated as a partnership for Federal, state and local income tax purposes, and the Members shall not take any position or make any election, in a tax return or otherwise, inconsistent with such treatment.

Section 2.          Elections.

The election permitted to be made by section 754 of the Code, and any other elections required or permitted to be made by the Company under the Code, shall be made in such a manner as determined by the Board.

Section 3.          Distributive Shares.

For purposes of Subchapter K of the Code, the distributive shares of the Members of each item of Company taxable income, gains, losses, deductions or credits for any Fiscal Year shall be in the same proportions as their respective shares of the profits or loss of the Company allocated to them in accordance with Article VI. Notwithstanding the foregoing, to the extent not inconsistent with the allocation of gain provided for in Article VI, gain recognized by the Company which represents recapture of depreciation or cost recovery deductions for Federal income tax purposes shall be allocated in accordance with the provisions of Treas. Reg. § 1.1245-1(e) (without regard to whether real property or personal property is involved).

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ARTICLE IX – MANAGEMENT

Section 1.          Management by the Board.

The business and affairs of the Company shall be managed exclusively by the Board. Except as expressly provided otherwise in this Agreement, the Board shall have full, exclusive and complete discretion, power and authority, subject in all cases to the provisions of this Agreement and the requirements of applicable law, to manage, control, administer and operate the business and affairs of the Company for the purposes herein stated, to make all decisions affecting such business and affairs, to act for and on behalf of the Company, to bind the Company, to adopt such accounting rules and procedures as it deems appropriate in the conduct of the business and affairs of the Company and to do all things it deems necessary or desirable in the conduct of the business and affairs of the Company. Subject to the provisions of this Agreement, the Board may appoint and delegate the day-to-day management and direction of the business responsibilities to Managers, officer and other agents of the Company as it deems appropriate in its sole and absolute discretion. Except as expressly provided otherwise in this Agreement or any mandatory provision of the Act, the affirmative vote, approval or consent of the Managers representing a Majority in Interest shall be required to decide any matter that requires the approval of the Board.

Section 2.          Composition of the Board; Vacancies; Removal.

The Company’s board of managers shall be comprised of seven (7) members (each, individually, a “Manager”, and collectively, the “Board”), the “Initial Managers” being listed on Exhibit A hereto, which is incorporated herein by reference in this Agreement, unless changed in accordance with this Agreement. Each Manager shall hold office until such Manager resigns, retires, dies or is removed in accordance with the terms of this Agreement. With respect to the Initial Managers, for purposes of this Article IX, Section 2, the Bank’s Managers listed on Exhibit A shall be deemed the “Bank Managers” and the Limited Member’s Managers listed on Exhibit A shall be deemed the “Limited Member Managers”.

Subject to this Article IX, Section 2 and as set forth below, the Bank Managers shall have the right to appoint four (4) Managers or a successor for any such designated Bank Manager to be determined by the Bank. The Bank Managers, which shall include at least one non-employee director of the Bank or FSFG, must exceed the Limited Member Managers by at least one (1) member at all times. The Limited Members shall have the right to appoint three (3) Managers or a successor for any such designated Limited Member Manager to be determined unanimously by the Limited Members. The Limited Member’s representation on the Board shall include the Limited Members during the period that each is affiliated with the Company as an officer, employee or owner of membership interest in the Company. If any of the aforementioned Bank Managers or Limited Member Managers cease to act as a Manager for any reason, such Manager’s replacement as a Manager shall be appointed by whichever Manager group (the Bank Managers or Limited Member Managers, respectively) that appointed the Manager being replaced. Any appointment of a Manager by either of the Bank Managers or Limited Member Managers shall be subject to the approval of the other Manager group (the Bank Managers or Limited Member Managers, respectively), provided that such approval shall not be unreasonably withheld, conditioned or delayed.

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In the event that the size of the Board is increased, in accordance with this Agreement, such additional Managers shall be appointed by the Bank Managers, the Limited Member Managers, or both, in accordance with this Article IX, Section 2, such that Bank Managers exceed the Limited Member Managers by at least one (1) member.

The Bank Managers and Limited Member Managers may each remove and immediately replace a Manager within their respective groups, with or without cause, at any time by written notice to such Manager and the other Managers, with the successor of such Manager specified in such notice (subject to and in accordance with each of the provisions set forth above in this Article IX, Section 2, including, but not limited to, that only each of the Bank Managers and Limited Member Managers, respectively, may replace one of their own Managers). The removal of a Manager by either of the Bank Managers or Limited Member Managers, shall be subject to the approval of the other Manager group (the Bank Managers or Limited Member Managers, respectively), provided that such approval shall not be unreasonably withheld, conditioned or delayed.

Each Manager (when acting in the capacity of Manager) shall be reimbursed for their reasonable expenses, including travel and lodging, in connection with the performance of their duties and obligations hereunder, provided, however, that prior approval for such expenses is granted by the Board. Each Manager (when acting in the capacity of Manager) shall be entitled to receive any fees for services rendered on behalf of the Company in an amount determined by the Board.

Section 3.          Limitations on Board Actions.

Notwithstanding anything in this Agreement or in the Company’s Articles of Organization to the contrary, the Company or Board shall not, without the prior written agreement by a Super Majority Consent of the Members, do any of the following:

(a)	Amend the Company’s Articles of Organization or this Agreement, so as to adversely affect the rights and preferences of any of the Members;

(b)	Create, issue or authorize any new class of membership interest or units;

(c)	Modify the manner in which Capital Accounts, or any increases or decreases thereto, are computed as set forth by the express requirements of this Agreement;

(d)	Approve a merger of the Company or the sale, exchange, or other disposition of all or substantially all of the Property; or

(e)	Dissolve the Company, except as otherwise expressly provided within this Agreement.

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Notwithstanding anything in this Agreement or in the Company’s Articles of Organization to the contrary, the Company shall not, without the prior Super Majority Consent of the Board, do or be required to do any of the following:

(a)	Increase or decrease the size of the Board;

(b)	Except as otherwise expressly set forth within this Agreement, enter into any transaction, or cause any of its Affiliates to enter into any transaction, with a Member or any officer, director, employee or Affiliate of a Member or Manager, except in the ordinary course of business and in accordance with the reasonable requirements of the Company’s business, as applicable and upon commercially reasonable terms at least as fair to the Company as could have been obtained on an arm’s length basis;

(c)	Make loans (excluding normal trade debt), except those made in accordance with the Primary Purpose; or

(d)	Authorize the filing of a Bankruptcy petition by or on behalf of the Company.

Section 4.          Prohibited Activities.

The following non-exclusive, non-exhaustive list of activities and transactions are prohibited and therefore the Company shall not engage in such without written amendment of this Agreement.

(a)	Purchase or sell any real property, except for the sale of real property acquired through foreclosure or deed in lieu of foreclosure as a result of lending activities;

(b)	Lease any real property outside the normal course of business of the Company;

(c)	Purchase or make investments in assets other than (i) loans made in accordance with this Agreement (including those in accordance with the Primary Purpose and others that are permissible in accordance with Article IX, Section 2(h)) or (ii) other assets customary in the normal course of business (such as furniture, fixtures and equipment);

(d)	Purchase or execute futures, options, derivatives, interest rate swap or hedges, or interest rate cap contracts or transactions;

(e)	Borrow money and issue notes, bonds, and other debt obligations; mortgage, grant a security interest in or subject to any other lien any or all of the Property; and repay, refinance, modify or extend any loan and any mortgage or other security instrument or lien), except as otherwise expressly provided within this Agreement;

(f)	Guaranty indebtedness of any other party;

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(e)	Make any determination to indemnify any Person, except as otherwise expressly provided in this Agreement; or

(f)	Authorize the creation of any subsidiaries, take any equity interest or make an investment in any other Person, or acquire the stocks or bonds of any other Person.

Section 5.          Officers.

Jonathan E. Handmaker shall be the principal officer of the Company, with the title of Chief Executive Officer (the “CEO”). George M. Vredeveld, Jr. shall be the second ranking officer of the Company, with the title of President (the “President”). The Board shall fill the offices of Secretary and Treasurer. The Board may, from time to time, prescribe the title, powers and duties of any officers of the Company. The CEO, President, Secretary and Treasurer and all other officers of the Company shall at all times be subject to dismissal by the Board, subject to any written employment agreements, contracts or other arrangements executed by and between the Company and/or the Bank (where applicable) and such officers. The Board shall approve any compensation plans and any salary increases for Company officers, which shall generally occur annually.

Section 6.          Members.

The Members shall not receive any interest, salary or drawing with respect to their respective capital contributions or for services rendered on behalf of the Company or otherwise, in their capacity as Members, except as otherwise provided in this Agreement.

The Members shall not be liable for the debts or any other obligations of the Company, nor shall the Members be required to guarantee any debts, liabilities, contracts or obligations of the Company.

None of the Members shall have the power to bind any other Members, except as specifically provided in this Agreement. None of the Members shall be responsible or liable for any indebtedness, liability or obligation of any other Member incurred, either prior to or following the execution of this Agreement, except that the Company shall be responsible and liable for indebtedness, liabilities or obligations incurred in connection with activities within the proper business purposes of the Company, subject to the terms and conditions of this Agreement.

The Members shall not be required to lend any funds to the Company, except as otherwise provided herein.

Except as limited herein, the Members may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Members or to the income or proceeds derived therefrom. The Members shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.

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Section 7.          Meetings.

An annual meeting (the “Annual Meeting”) and quarterly meetings (each a “Quarterly Meeting”) of the Board of the Company shall be held each year and each quarter of each year, respectively, at a time and place selected by the Board. A written notice, by mail or electronic transmission, containing the time, date, location and a proposed agenda for each Annual Meeting and Quarterly Meeting shall be given to each Manager no later than fifteen (15) days prior to the scheduled date of such Annual Meeting or Quarterly Meeting, as the case may be. Attendance at any such meeting shall constitute waiver of notice thereof by each Manager attending such meeting.

Other meetings of the Board may be called upon by the written request of two (2) or more Managers at any time by means of written notice by mail or electronic transmission of the time, date, place and a proposed agenda for such meeting shall be provided to all Managers no later than seventy-two (72) hours prior to the scheduled date of such meeting. Attendance at any such meeting shall constitute waiver of notice thereof by each Manager attending such meeting.

At any meeting of the Board, a sufficient number of Managers necessary to give Super Majority Consent of the Board to the action taken at any meeting, represented in person or by proxy, shall constitute a quorum of the Managers at the Meeting. If a quorum is not present at any meeting, a majority of the Managers present may adjourn the meeting from time to time without further notice.

Managers of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting. Participation in a meeting by such means shall constitute presence in person at meeting.

At any meeting of the Board, every Manager shall be entitled to vote either in person or by proxy executed in writing by such Manager. A telegram, telecopy, electronic transmission or similar reproduction of a writing executed by a Manager shall be treated as an execution in writing for purposes of this Article IX. Proxies shall be filed with the Chief Executive Officer or Secretary of the Company before or at the time of meeting. No proxy shall be valid after six (6) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously provides that the proxy is irrevocable and the proxy is coupled with an interest.

ARTICLE X – INDEMNIFICATION

The Company shall defend, indemnify, and save harmless each Indemnified Person for all loss, liability, damage, cost, or expense (including reasonable attorneys’ fees) incurred by reason of any demands, claims, suits, actions, or proceedings arising out of (i) the Indemnified Person’s relationship to the Company or (ii) such Indemnified Person’s capacity as Manager, officer or employee, except for such loss, liability, damage, cost, or expense as arises out of the theft, fraud, willful misconduct, or gross negligence by such Indemnified Person.

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ARTICLE XI – OPERATING MATTERS

Section 1.          Borrowings.

The Company shall have the right to borrow funds from the Bank, subject to the prior approval by the Bank. The Company shall also have the right to borrower funds from other third parties as determined by a Super Majority Consent of the Board, which shall not be unreasonably withheld, conditioned or delayed, subject to the prior approval by the Bank. Borrowings by the Company shall not dilute any Member’s respective membership interest in the Company.

Section 2.          Borrowings from the Bank.

Any borrowings by the Company from the Bank shall bear interest at an annual rate equal to two hundred (200) basis points below the prime lending rate as published from time-to-time in The Wall Street Journal, provided, however, that if the Company’s capital leverage (defined as the quotient equal to total equity of the Company on the first day of each month divided by the net loans in excess of forty million dollars ($40,000,000) (after loss provisions) of the Company on any given day during said month) is less than ten percent (10%) for a period exceeding ninety (90) days, the annual interest rate shall increase to two hundred (200) basis points above such prime lending rate, but such increased rate shall only apply to such amount that the Company’s capital leverage is less than ten percent (10%) for such period (as opposed to the entire leveraged amount).

Section 3.          Deposits.

The Company shall maintain all of its deposit accounts with the Bank at all times.

Section 4.          Annual Budget.

Prior to April 30, 2016, the Bank and Limited Members, with the assistance of the Board, any of the Company’s officers, employees and financial consultants, shall have approved of an annual operating budget of the Company (the “Initial Annual Budget”). Within thirty (30) days prior to the beginning of each Fiscal Year beginning after the Effective Date, the Chief Executive Officer, with the assistance of the Company’s officers and financial consultants, shall present to the Board an annual operating budget (an “Annual Budget”), which shall be approved by the Board.

Section 5.          Leased Employees.

The Company shall have no employees and, thus, the human resource needs of the Company shall be met by way of leased employees from the Bank or an Affiliate thereof, in accordance with the Employee Lease Agreement, as amended from time to time, a copy of which is attached as Exhibit B hereto and shall be incorporated herein by reference in this Agreement.

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Section 6.          Intercompany Reimbursements.

The Company shall make appropriate monthly provisions to reimburse the Bank, promptly upon receipt of written invoice from the Bank, for reasonable expenses relating to various administrative support functions provided by the Bank to the Company, including, without limitation, payroll processing, accounting services, human resource administration, technology costs, use of Bank-owned office space, and overhead (the “Monthly Overhead”). Prior to the end of the first month of a given Fiscal Year, the Bank and the Board, with a Super Majority Consent of the Board, which shall not be unreasonably withheld, conditioned or delayed, shall agree upon the Monthly Overhead for such Fiscal Year, provided, however, that either the Bank or Company may request the Monthly Overhead be reconsidered at the end of the mid-point of a given Fiscal Year if substantial changes in services or expenses has occurred or shall occur during such Fiscal Year. In the event that the Bank and Company cannot agree upon the Monthly Overhead, the Bank shall provide documentation setting forth and substantiating the expenses, with sufficient supporting detail, including, but not limited to, workpapers setting forth the details of the Bank’s calculation of such amounts, including details of any applicable overhead percentages, rates and provisions for allocation. The Monthly Overhead shall be subject to at least an annual review of the Board.

The monthly payment amounts for Monthly Overhead shall be reduced by any earnings credit related to loans originated and owned by the Bank or its Affiliates (other than the Company) as a result of the efforts of the Company, which shall generally be the interest income earned on such loans for a given month. Conversely, the monthly payment amounts for the Monthly Overhead shall be increased by any earnings credit related to loans originated and owned by the Company as a result of the efforts of the Bank or its Affiliates (other than the Company), which shall generally be the interest income earned on such loans for a given month. The monthly payment amounts for Monthly Overhead may also be reduced or increased for any nonrecurring items of income or expense that are recognized or incurred by the Bank or the Company on behalf of the other, including, but not limited to professional fees, equipment purchases, maintenance and special project costs.

Section 7.          Defined Credit Policy for the Company.

The Company shall have a separately defined credit policy and credit guidelines from those of the Bank, which shall be approved by the Board, and which shall be incorporated into the Bank’s comprehensive credit policy, at the Bank’s sole and absolute discretion.

For the purpose of this Agreement, the “Initial Credit Guidelines” shall include, but not be limited to, (i) credit approval authority for each underwriter of the Company of up to two million dollars ($2,000,000) for the gross origination amount for each SBA 7(a) program loan; (ii) approval by the Bank’s SBA loan committee for each SBA 7(a) program loan whose gross origination amount exceeds two million dollars ($2,000,000). All loans generated by the Company that are not SBA 7(a) program loans, which shall only be permitted to be originated by the Company in accordance with the provisions of this Agreement, shall require approval based upon the Bank’s credit policy and written procedures. The Bank’s SBA loan committee shall include, but not be limited to, certain officers of the Bank and Company, as determined by the Bank, but at all times shall include the CEO and President of the Company.

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Section 8.          Significant Impairment of the Business Model.

The Bank recognizes the Company’s intended primary source of borrowings is the Bank pursuant to Article XI, Sections 1 and 2, and acknowledges the intended credit policy and guidelines for the Company pursuant to Article XI, Section 7. The initial business plan of the Company projects the origination of approximately five hundred five million dollars ($505,000,000) of SBA 7(a) program loans (gross) during the first sixty-three (63) months beginning on July 1, 2015 and ending on September 30, 2020 based on the following projected gross originations by period:

•	Months	1 – 15	(ending September 30, 2016)	$45,000,000
•	Months	16 – 27	(ending September 30, 2017)	$90,000,000
•	Months	28 – 39	(ending September 30, 2018)	$105,000,000
•	Months	40 – 51	(ending September 30, 2019)	$120,000,000
•	Months	52 – 63	(ending September 30, 2020)	$145,000,000

Additionally, the initial business plan of the Company projects total assets of approximately one hundred forty-six million dollars ($146,000,000) on September 30, 2020.

It is the goal of the Bank to support the growth of the Company to these levels in a manner that does not impede or infringe upon the Bank’s mission, operations, liquidity, capital, asset quality, financial performance, and safety and soundness, among other performance and risk considerations. However, the Company acknowledges that factors and conditions both within and beyond the Bank’s control may affect the Bank’s ability and desire to support the Company as originally contemplated.

In the event that the Bank causes Significant Impairment to the Company’s business model with respect to its ability to borrow or the Initial Credit Guidelines, the Limited Members shall only have the option, but not the obligation, to exercise the Company Sale Right as set forth in and in accordance with Article V, Section 3, subject to the following provisions and curative remedies in this Article XI, Section 8. Notwithstanding anything in this Agreement, the Limited Members shall have no other rights or remedies, take action against the Bank or its Affiliates, or have other recourse against the Bank or its Affiliates in the event of a Significant Impairment.

For the purpose of this Article XI, Section 8 “Significant Impairment” includes the following:

(a)	The Bank itself cannot or otherwise chooses not to provide the level of borrowings to Company that is necessary to support the intended growth of the Company within five percent (5%) of the levels outlined in this Article XI, Section 8 measured at each calendar quarter end within each stated period (each period divided by four (4)) and cumulatively for all calendar quarters and periods in succession), provided, however, that the Bank may remedy the aforementioned borrowing impairment prior to the end of the quarter subsequent to the quarter for which the impairment occurred. Should such a borrowing impairment occur, a curative remedy for the impairment shall include the arrangement of alternative sources of borrowings by the Company or Bank in amounts necessary to support the intended growth of the Company within five percent (5%) of the levels outlined in this Article XI, Section 8 at an interest rate for such alternative borrowings equal to or less than the prime lending rate as published from time-to-time in The Wall Street Journal.

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(b)	The Bank modifies the Initial Credit Guidelines without Good Reason, that (i) impairs the Company’s ability to efficiently and timely close SBA 7(a) program loans and/or (ii) puts the Company at risk of losing business production officers, underwriters or business referral sources, provided, however, that the Bank may remedy the aforementioned credit guidelines impairment should such impairment be otherwise deemed to be without Good Reason, within thirty (30) days of the determination of the impairment as without Good Reason.

For the purpose of this Article XI, Section 8 “Good Reason” for the Bank’s implementation of more conservative lending guidelines includes, but is not limited to, the requirement or recommendation by a regulator of the Bank or the Company to implement credit standards or guidelines more stringent than the Initial Credit Guidelines, and/or the deterioration in asset quality of the Company that results in the following:

(a)	As measured at a given calendar quarter end: (i) a ratio of Nonperforming Loans to Total Loans of five percent (5.00%) or higher, (ii) a ratio of Nonperforming Loans to Total Loans for a portfolio of loans approved by a particular underwriter of three and a half percent (3.50%) or higher (in which case the approval guidelines for particular underwriter may be affected), (iii) a ratio of Delinquent Loans to Total Loans of three and a half percent (3.50%) or higher, and (iv) a ratio of Delinquent Loans to Total Loans for a portfolio of loans approved by a particular underwriter of two percent (2.00%) or higher (in which case the approval guidelines for particular underwriter may be affected), provided, however, that no action will be taken by the Bank if the noncompliance with the aforementioned is remedied prior to the end of the subsequent quarter end.

(b)	As measured at a given calendar quarter end for an annualized period of four (4) consecutive quarters including the quarter ended at which the measurement is made: (v) a ratio of Net Charge-Offs to Average Loans of three percent (3.00%) or higher, provided, however, that no action will be taken by the Bank if the noncompliance with the aforementioned is remedied prior to the end of the subsequent quarter end, which shall then be for an annualized period of four (4) consecutive quarters including the subsequent quarter ended at which the measurement is made.

(c)	As measured at a given calendar quarter end cumulatively for a period of four (4) consecutive quarters: (vi) denials or repairs of SBA guarantees resulting in losses to the Company totaling one hundred fifty thousand dollars ($150,000) and greater.

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In the event of an aforementioned impairment event with respect to the Company’s ability to borrow or the Initial Credit Guidelines, the Limited Members must notify the Bank in accordance with Article XVI, Section 12 within ten (10) business days following the quarter end in which an impairment event is deemed to have occurred by the Limited Members and must set forth (i) the quarter for which impairment occurred, and (ii) a reasonably detailed explanation of the impairment (the “Impairment Notice”). The absence of notification by an Impairment Notice for any given quarter within the stated ten (10) business day period shall evidence that a Significant Impairment did not occur for such quarter and shall cause this Article XI, Section 8 to be void and unenforceable on its terms for that particular quarter.

In the event of a Significant Impairment and the Limited Members exercise of the Company Sale right, the time periods and dates for the Company Sale Option Period and Closing shall not be binding for the purpose of this Article XI, Section 8.

ARTICLE XII – DISSOLUTION AND WINDING UP

Section 1.          Dissolution Events.

The Company shall be dissolved and its affairs wound up upon the expiration of the term of the Company as provided in Article II, Section 4 of or upon the happening of any of the following events:

(a)	the sale or disposition of all or substantially all of the Property and receipt of the final payment of any installment obligation received as a result of any such sale or disposition, and the distribution of the proceeds thereof to the Members;

(b)	the written agreement by a Super Majority Consent of the Members to dissolve;

(c)	the written determination by the Bank, in its sole discretion, to dissolve (including, without limitation, in the event of the circumstances contemplated by Article XI, Section 8);

(d)	the occurrence of an event that makes it unlawful for the Company’s business to be continued; or

(e)	the entry by a court of competent jurisdiction of a decree of judicial dissolution of the Company.

Upon dissolution in accordance with Article XII, Section 1(c), the Bank shall provide written notice to the Limited Members. Notwithstanding any other provision of this Article XII, the Limited Members shall have the option, but not the obligation, to exercise the Company Sale Right as provided for in Article V, Section 3, except for this purpose only the Limited Members shall have three (3) months, beginning on the date the Bank provides the dissolution notice, to market for sale 100% of the membership interests of the Company and at a price of not less than one (1.0) times the collective balance of all Capital Accounts of the Members, which shall be paid to the Members at Closing. The Bank may extend this three (3)-month period in its sole discretion. In the event the Limited Members do not exercise the Company Sale Right, then the provisions of this Article XII shall govern dissolution, to which all Members shall be bound.

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Section 2.          Winding Up.

Upon dissolution of the Company, no further business shall be conducted by the Company except for the taking of such action as shall be necessary for the winding-up of the affairs of the Company and the distribution of its Property to the Members in accordance with the provisions hereof, and thereupon the Liquidator shall immediately proceed to wind up and terminate the business and affairs of the Company.

Section 3.          Sale of Company Assets.

Upon dissolution in accordance with the Act, the Liquidator shall sell such of the Property as it deems necessary or appropriate. Any gain or loss realized by the Company upon the sale of its Property shall be deemed recognized and allocated to the Members in the manner set forth in Article VI. In lieu of the sale of any or all of the Property, the Liquidator may convey, distribute and assign all or any part of the Property to the Members in such form of ownership as shall be determined by the Liquidator to be applicable to the jurisdiction where the Property is located. In accounting for distributions of Property, such Property shall be valued at its fair value at the date of distribution as determined in good faith by the Members. Any difference between the valuation of Property and its book value shall be considered as though it represented gain or loss. To the extent that Property is to be distributed in kind, such Property shall be deemed to be have been sold at its fair value on the date of distribution, the gain or loss deemed realized upon such deemed sale shall be allocated in accordance with Article VI, and the amount of the distribution shall be considered the fair value of the asset. A full accounting shall be made of the accounts of the Company and of the Company’s assets, liabilities and income, from the date of the last accounting to the date of such dissolution. The profits and losses of the Company shall be determined to the date of dissolution and during the period of liquidation, and shall be allocated in accordance with Article VI.

Section 4.          Distribution of Assets.

The Liquidator shall apply the remaining Company assets, in the following order of priority:

(a)	first, to the payment and discharge of, or the making of reasonable provisions for, all of the Company’s debts and liabilities to Persons other than the Members, including, but not limited to, salary, commission, and/or any other compensation owed to the employees of the Company, contingent, conditional and unmatured liabilities of the Company, and the expenses of dissolution and winding-up, in the order of priority as provided by law, including the establishment of a reserve fund for contingent, conditional and unmatured claims as deemed necessary and reasonable by the Liquidator;

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(b)	second, to establish any reserves which the Liquidator deems reasonably necessary or advisable to provide for any contingent or unforeseen liabilities or obligations of the Company;

(c)	third, to the payment and discharge of, or the making of reasonable provisions for, all of the Company’s debts and liabilities to the Members, including, but not limited to, any previously waived tax distribution amounts pursuant to Article III, Section 3;

(d)	fourth, to the Members in an amount equal to their initial Capital Account contributions;

(e)	fifth, to the Bank in an amount equal to the Bank Additional Capital Contribution;

(f)	sixth, to each of the Members in the amount of their additional Capital Account contributions, if any (any payment made under this Subsection (e) shall be made pro rata in the event there are insufficient funds to completely satisfy each Member’s additional Capital Account contributions);

(g)	seventh, to each of the Members in the amount up to but not exceeding each Member’s Capital Account (any payment made under this Subsection (f) shall be made pro rata in the event there are insufficient funds to completely satisfy each Member’s Capital Account); and

(h)	thereafter, all remaining assets to the Members pro rata in accordance with their respective percentage membership interests.

Section 5.          Other Matters.

Each Member shall look solely to the Property for all distributions with respect to the Company, its capital contributions thereto, its Capital Account and its share of profits and losses, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member. Accordingly, if such Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the year during which the liquidation occurs), then such Member shall have no obligation to make any capital contribution with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

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ARTICLE XIII – DISPUTE RESOLUTION

In the instance of a dispute regarding provisions in this Agreement, if an objecting party duly provides a non-objecting party a written notice of objection, and if the parties fail to resolve the issues outstanding with respect to any disputes within fifteen (15) days of the non-objecting party’s receipt of the objecting party’s objection notice, the parties shall submit the issues remaining in dispute to an appropriate professional or professional firm mutually selected by the parties (the “Arbitrator”), for resolution and the Arbitrator shall consider only those items or amounts remaining in dispute. If issues are submitted to the Arbitrator for resolution, (i) all of the parties shall furnish or cause to be furnished to the Arbitrator such work papers and other documents and information relating to the disputed issues as the Arbitrator may request and are available to that party or its agents, and shall be afforded the opportunity to present to the Arbitrator any material relating to the disputed issues and to discuss the issues with the Arbitrator, (ii) the determination by the Arbitrator, as set forth in a notice to be delivered to each of the parties within thirty (30) days of the submission to the Arbitrator of the issues remaining in dispute, will be final, binding and conclusive on the parties, and (iii) the unsuccessful party shall bear the fees and costs of the Arbitrator for such determination.

ARTICLE XIV – CONFIDENTIALITY AND CREATIVE WORK

Section 1.          Non-disclosure.

The Members, Managers and officers of the Company covenant and agree not to reveal to any Person any Confidential Information of any nature concerning the Company, Bank, FSFG or their Affiliates, including their business, or anything connected therewith.

The Limited Members recognize that FSFG is a publicly listed company on a national securities exchange and therefore, any discussions regarding the business operations and potential sale of the Company is Confidential Information and shall be handled in accordance with policies and procedures of the Bank and FSFG.

Section 2.          Return of Materials.

The Members, Managers and officers of the Company agree to immediately deliver or return to the Company upon termination or as soon thereafter as possible, all written information and any other similar items furnished by the Company or prepared by them in connection with their services to the Company and to immediately delete all electronically stored data of the Company maintained on the their personal computers and to return all Company-provided Property, including, but not limited to, computers and communication devices (i.e., laptop, tablet, etc.). The Members, Managers and officers of the Company will retain no copies thereof after termination of their employment and service to the Company.

Section 3.          Remedies.

The Members, Managers and officers of the Company acknowledge that it is impossible to measure in money the damages that will accrue to the Company, Bank, FSFG or their Affiliates if they fail to observe the obligations imposed by this Article XIV. Accordingly, if the Company, Bank, FSFG or their Affiliates institute an action to enforce the provisions hereof, the Members, Managers and officers of the Company hereby waive the claim or defense that an adequate remedy at law is available to the Company, Bank, FSFG or their Affiliates, and the Members, Managers and officers of the Company agree not to urge in any such action the claim or defense that an adequate remedy at law exists. The confidentiality and remedies provisions of this Article XIV shall be in addition to and shall not be deemed to supersede or restrict, limit, or impair the rights of the Company, Bank, FSFG or their Affiliates under applicable state or federal statute or regulation dealing with or providing a remedy for the wrongful disclosure, misuse, or misappropriation of trade secrets or proprietary or confidential information.

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ARTICLE XV – COVENANT NOT TO COMPETE

The Limited Members shall not Compete directly or indirectly with the Company, Bank, FSFG or their Affiliates while both (i) they are affiliated with the Company or Bank as a Member, Manager, officer or employee, and (ii) the Bank maintains a membership interest in the Company. In the event a Limited Member’s aforementioned affiliation is terminated while the Bank has a membership interest in the Company, the Limited Member shall be subject to this covenant not to Compete for the lesser of the remaining term of the Limited Member’s Employment Agreement or one (1) year following the termination of said affiliation. However, in the event the Bank no longer maintains membership interest in the Company during the enforcement period of this Article XV, other than as a result of a Change in Control, the provisions of this Article XV shall be deemed void and unenforceable on their terms. Notwithstanding the foregoing, the enforceability of the “Covenant Not to Solicit Employees” and the “Covenant Not to Compete”, as defined in and pursuant to Article 6 of the Employment Agreements, shall be governed by the Employment Agreements and not by this Article XV. Additionally, the Limited Members shall not be subject to this Article XV in the event termination of employment with the Bank is due to Voluntary Termination With Good Reason that occurs as a result of Section 3.4(7) of the Employment Agreements, even though such Limited Member may continue to maintain a membership interest in the Company.

ARTICLE XVI – MISCELLANEOUS

Section 1.          Variation of Terms.

All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

Section 2.          Governing Law.

The laws of the State of Indiana shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

Section 3.          Waiver.

No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.

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Section 4.          Binding Agreement and Successors.

This Agreement shall be binding upon and shall inure to the benefit of the Members and their respective successors and permitted assigns.

Section 5.          No Third-Party Beneficiaries.

Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies.

Section 6.          Section Headings.

The headings of Sections contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement or any of its terms and conditions.

Section 7.          Securities Laws Restrictions.

The interests described in this Agreement have not been registered under the Securities Act of 1933, as amended, or under the securities laws of the State of Indiana or any other jurisdiction. Consequently, these interests may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, except in accordance with the provisions of such laws and this Agreement.

By executing this Agreement, the Members represent and acknowledge that each is acquiring its interest for investment purposes only and not for resale and without a view to distribution.

Section 8.          Amendment.

Any amendment to this Agreement must be in writing and must be approved by a Super Majority Consent of the Members.

Section 9.          Entire Agreement.

This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement.

Section 10.         Specific Performance.

The parties recognize that irreparable injury will result from any breach of provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of any breach or threatened breach of any provision of this Agreement, the Company and any Member(s) who may be injured shall be entitled, in addition to any other remedies which may be available at law or in equity, to one or more preliminary or permanent orders: (i) restraining and enjoining any act or omission which would constitute a breach of this Agreement, or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

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Section 11.         Counterparts.

This Agreement may be executed in one or more counterparts, facsimile, email correspondence or otherwise, and each of such counterparts shall, for all purposes, be deemed to be an original, but all of such counterparts shall constitute one and the same instrument.

Section 12.         Notices.

All notices or other communications permitted or required to be given hereunder by any party shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, as follows:

(a)	If to the Bank, to:

Larry W. Myers

President and Chief Executive Officer

First Savings Bank

501 E. Lewis & Clark Parkway

Clarksville, IN 47129

(b)	If to Jonathan E. Handmaker, addressed to him at his home address on file with the Bank.

(c)	If to George M. Vredeveld, Jr., addressed to him at his home address on file with the Bank.

(d)	If to the Board, to:

Larry W. Myers

Chairman

Q2 Business Capital, LLC

501 E. Lewis & Clark Parkway

Clarksville, IN 47129

[Signature page immediately follows]

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IN WITNESS WHEREOF, the undersigned party has executed and entered into this Agreement of the Company effective as of the day first above set forth.

FIRST SAVINGS BANK

By:	/s/ Larry W. Myers
Larry W. Myers
President and Chief Executive Officer

INDIVIDUALLY

/s/ Jonathan E. Handmaker
Jonathan E. Handmaker

/s/ George M. Vredeveld, Jr.
George M. Vredeveld, Jr.

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EXHIBIT A

Initial Managers

Bank Managers

Larry W. Myers

Tony A. Schoen

John E. Colin

Martin A. Padgett

Limited Member Managers

Jonathan E. Handmaker

George M. Vredeveld, Jr.

[VACANT]

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EXHIBIT B

EMPLOYEE LEASE AGREEMENT

THIS EMPLOYEE LEASE AGREEMENT (“Agreement”) is made effective as of the 1st day of January, 2017 (the “Effective Date”), by and between FIRST SAVINGS BANK, an Indiana-chartered commercial bank, having its principal office at 501 East Lewis & Clark Parkway, Clarksville, Indiana 47129 (“Lessor”) and Q2 BUSINESS CAPITAL, LLC, an Indiana limited liability company, having its principal office at 501 E. Lewis & Clark Parkway, Clarksville, Indiana 47129 (“Lessee”). Lessor and Lessee will be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, prior to the execution and delivery of this Agreement, Lessor entered into an Operating Agreement with Lessee (the “Q2 Operating Agreement”) whereby Lessor owns 51% of the outstanding membership interests in Lessee;

WHEREAS, pursuant to the terms of the Q2 Operating Agreement, Lessee shall have no employees and, thus, the human resource needs of the Lessee shall be met by way of leased employees from the Lessor or an affiliate thereof, in accordance with the terms of this Agreement;

WHEREAS, Lessee now desires to lease from Lessor, and Lessor desires to lease to Lessee, certain of Lessor’s employees, on the terms and conditions set forth in this Agreement. A list of leased employees as of the date of this Agreement is identified on Schedule A, as may amended, (the “Leased Employees”) and is subject to amendment throughout the term of this Agreement by written mutual consent of the Parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          Lease of Employees. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Leased Employees as required for operation of its business commencing on the Effective Date and continuing until termination of this Agreement pursuant to Section 4. The number of Leased Employees required and the qualifications and skills required by those Leased Employees will be determined by Lessee and may be modified from time to time.

2.          Payment of Employee Compensation and Benefits. As the employer of the Leased Employees, Lessor shall be responsible for: (a) hiring, scheduling, disciplining and terminating Leased Employees as determined appropriate by Lessor; (b) determining the wages, salaries, benefits and other compensation payable to each Leased Employee; (c) paying all wages, salaries, benefits and other compensation earned by each Leased Employee; (d) collecting, withholding, reporting and paying all applicable federal, state and local payroll and other taxes; (e) providing all applicable workers’ compensation coverage and unemployment insurance for each Leased Employee; (f) providing coverage and benefits for each Leased Employee under those employee benefit plans, programs and arrangements which are offered by Lessor and in which the Leased Employees participate (the “Employee Benefits”); and (g) withholding all elective or required employee contributions, if any, attributable to the employee benefits from the wages of the Leased Employees. Notwithstanding the above, the Parties acknowledge and agree that there may be additional employee benefit plans or other benefits which may be offered by Lessee with mutual written consent of the Lessor and in which the Leased Employees may participate.

3.          Lease Payments by Lessee. In consideration for the lease of each Leased Employee under this Agreement, Lessee shall make monthly lease payments to Lessor. Each monthly lease payment shall be made in arrears payable by the 15th day of each calendar month for services rendered by the Leased Employees to Lessee during the immediately preceding calendar month. The monthly lease payment shall be in an amount sufficient to fully reimburse Lessor for all costs associated with the employment of the Leased Employees during the applicable invoicing period. The lease payment for each Leased Employee shall be (a) 100% of the cost of the items set forth in Section 2 with respect to a Leased Employee; (b) multiplied by a fraction (i) the numerator of which is the Leased Employee’s hours of service for Lessee during such month and (ii) the denominator of which is the Leased Employee’s total hours of service for Lessor and Lessee during such month. The Parties will maintain appropriate records of the hours of Leased Employees to accurately determine the amount payable by Lessee. In making any such calculations, any paid holidays, paid time off and/or vacation occurring during the Term (as defined below) shall be billed to Lessee as if the Leased Employee was working such days/hours.

4.          Term and Termination.

4.1.          The term of this Agreement shall begin on the Effective Date and continue until this Agreement is terminated by either party upon 30 days’ advance written notice to the other party (the “Term”).

4.2.          Expiration or termination of this Agreement shall not affect the rights and obligations of the Parties accruing prior to the effective date of such expiration or termination.

4.3.          Upon termination of this Agreement, the Leased Employees, or any one or more Leased Employee, may be hired by one of the Parties at its own discretion, at which time the other party’s responsibility for and duties with respect to such Leased Employees, whether arising under this Agreement or under applicable law, shall end.

5.          Supervision of Leased Employees/Holidays and Leave Policies.  Subject to the terms of this Agreement, Lessor and Lessee will have concurrent rights to exercise direction and control over all Leased Employees in the performance of their services for Lessee. Such control includes the right, in accordance with mutually acceptable policies and procedures, for either Lessor or Lessee to request the removal of any Leased Employee; provided, however, that Lessor shall retain responsibility for hiring, firing, payroll and all other administrative functions typically performed by an employer. Leased Employees shall be employed under a schedule for holidays and vacations and be subject to the sick leave policies of Lessor.

6.          Work Environment. Lessee shall use commercially reasonable efforts to maintain, at its own expense, a safe and suitable place for the Leased Employees to perform services for the Lessee. Lessee shall provide, at its expense, all necessary personal protective equipment and safety equipment and establish appropriate safety policies as may be required by law. Lessor and its designated representatives shall have the right but not the obligation to visit Lessee’s work site. However, the retention of such right does not relieve Lessee of any obligations it may have under federal or state law intended to provide the Leased Employees with a safe work environment.

7.          Records Related to Employment. Lessee shall be responsible for maintaining written records of hours worked by all hourly Leased Employees, including regular and overtime hours and such other records as are required under the FLSA and any applicable state, federal, or local law or regulation, and assumes full responsibility for the accuracy of all such records and reports, which Lessee shall maintain for a period of six years and shall make available to Lessor or a Leased Employee upon request, as required by law.

8.          Independent Contractor. This Agreement creates a lessor-lessee relationship only. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership, joint venture, or agency between the Parties. The Parties acknowledge and agree that Lessor and its Leased Employees are acting solely as independent contractors of Lessee. While performing services for Lessee, the Leased Employees will be subject to all work rules and performance standards applicable to employees and contractors providing services for Lessee. If Lessee has written policies and procedures then Lessee may discipline any Leased Employee in accordance with Lessee’s policies and procedures or terminate the leasing arrangement hereunder with respect to any Leased Employee, in the event of any breach by such Leased Employee of Lessee’s written policies and procedures.

9.          Indemnification. Each Party shall indemnity and hold harmless the other Party from any liability, cost, expense, attorneys’ fees and costs (as and when incurred) and/or other expenditures, incurred or arising out of any breach of this Agreement or the negligence, intentional acts or other wrongful conduct or failure to act of such party with respect to the obligations of such indemnifying Party under this Agreement. This provision shall survive expiration or termination of this Agreement. All claims of indemnity shall be immediately tendered to the indemnifying Party in writing. The indemnified Party shall, at the indemnifying Party’s expense, provide commercially reasonable assistance to the indemnifying Party in the defense of any indemnified claim. Any indemnified claim shall be litigated and/or settled at the indemnifying Party’s discretion.

10.         Compliance with Governing Law. Each Party agrees to comply with all local, state and federal laws in the performance of its respective obligations hereunder.

11.         Legal Process Affecting Wages. Lessee agrees to promptly forward to Lessor any garnishment orders, involuntary deduction orders, notices of IRS liens and other forms of legal process affecting the payment of wages to a Leased Employee and to cooperate with Lessor in responding to same.

12.         Notices. Any notice, request, demand, consent, approval of other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given: (a) upon actual delivery, if delivery is by hand or by electronic communication method, or (b) the first business day following delivery to any nationally recognized overnight delivery service, or (c) five (5) calendar days after it is deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested. Each such notice shall be sent to the respective Party at the addresses indicated below:

If to Lessor:	First Savings Bank
501 E. Lewis & Clark Parkway
Clarksville, IN 47129
Attn: Larry W. Myers, President and CEO

If to Lessee:	Q2 Business Capital, LLC
6008 Brownsboro Park Boulevard, Suite D
Louisville, KY 40207
Attn: Jonathan E. Handmaker, Chief Executive Officer

Any Party may change its address for purposes of the Section by giving the other Party ten (10) calendar days’ prior written notice.

13.         Assignment and Binding Effect. This Agreement may not be assigned by either Party without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, conditioned or delayed. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective permitted assigns.

14.         Amendments and Waivers. This Agreement may be amended, modified or varied only by agreement in writing, duly executed by the Party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the continuing waiver of the same or any other term or condition.

15.         Governing Law and Forum Selection. This Agreement and the Parties’ respective performance hereunder shall be governed and construed in accordance with the laws of the State of Indiana, without reference to Indiana’s conflict of laws principles. The Parties hereby waive any defense of lack of personal jurisdiction, lack of subject matter jurisdiction, improper venue, and/or forum non-conveniens which might otherwise apply but for this Section 15.

16.         Headings. The captions herein have been inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction or effect of this Agreement.

17.         Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the Parties with respect to the subject matter of this Agreement. All prior agreements, representations, statements, negotiations and undertakings are hereby superseded. Notwithstanding this Section 17, the promises, covenants, agreements, conditions, representations and undertakings between the Parties as set forth in the Q2 Operating Agreement and each of the Employment Agreements between the Lessor and each of Johnathan E. Handmaker and George M. Vredeveld, Jr., respectively, shall supersede those of this Agreement.

18.         Severability. If any provision of this Agreement or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

19.         No Third Party Beneficiary. Nothing in this Agreement is intended to confer upon or give to any person, other than the Parties, any rights or remedies under or by reason of this Agreement. Without limiting the foregoing, no Leased Employee shall have any rights as a third party beneficiary; nor shall this Agreement in any way affect the at-will nature of the employment relationship between any Leased Employee and Lessor.

20.         Counterparts. This Agreement may be executed in two (2) or more counterparts each of which will be deemed an original, but together will constitute one and the same instrument.

[Remainder of page intentionally left blank. Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have duly executed this Agreement as of the Effective Date set forth in the Preamble above.

LESSOR:	LESSEE:

FIRST SAVINGS BANK	Q2 BUSINESS CAPITAL, LLC

By:	/s/ Larry W. Myers	By:	/s/ Jonathan E. Handmaker
Name: Larry W. Myers		Name: Jonathan E. Handmaker
Title: President and CEO		Title: Chief Executive Officer

EMPLOYEE LEASE AGREEMENT

SCHEDULE “A”

Name	First Savings Bank Title	Q2 Business Capital, LLC Title

Jonathan E. Handmaker	EVP – Chief of SBA Lending	Chief Executive Officer
George M. Vredeveld, Jr.	SVP – Senior SBA Lender	President

A. Scott Parrot	VP – SBA Operations Manager	VP – Operations Manager
Angela Torres	VP – SBA Closing Operations	VP – Closing Operations
Glenn Guzier	AVP – SBA Closing Operations	AVP – Closing Operations
Laura B. Peeters	AVP – SBA Document Specialist	AVP – Packager and Doc Specialist
Meredith P. Olson	VP – SBA Experience Manager	VP – Experience Manager

Billi J. Mottet	VP – SBA Sr. Credit Analyst	VP – Sr. Credit Analyst
LaTwanda U. Gary	VP – SBA Sr. Credit Analyst	VP – Sr. Credit Analyst
Brandy J. Hefner	VP – SBA Sr. Credit Analyst	VP – Sr. Credit Analyst

Gregory A. Pitner	VP – SBA Lending Officer	VP – Business Development Officer
Chuck Jaeger	VP – SBA Lending Officer	VP – Business Development Officer
Natalie Beane	VP – SBA Lending Officer	VP – Business Development Officer
Piotr Burgraf	VP – SBA Lending Officer	VP – Business Development Officer
Patrick H. Sheeran	VP – SBA Lending Officer	VP – Business Development Officer
Jonas Vredeveld	VP – SBA Lending Officer	VP – Business Development Officer
Brandon M. Prather	VP – SBA Lending Officer	VP – Business Development Officer

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